Exhibit 99.1
November 23, 2009
Dear Shareholders (and friends) of AssuranceAmerica,
Companywide revenue was up 7% in October, with the top-line revenue for the agencies still being a challenge. A concerted effort to control/reduce expenses helped the Consolidated Pre-tax show improvement over October 2008.
Following is our report on October results.

	October (Unaudited)
	Current Month			Year To Date
	2009	2008	Change	2009	2008	Change
	(In $1,000)%			(In $1,000)%
• Gross Premiums Produced[1]*	$11,326	$10,604	7%	$126,690	$120,947	5%
• MGA/Carrier Gross Premiums Produced [1,2]	$8,326	$7,649	9%	$93,204	$82,575	13%
• MGA/Carrier Revenues [2]	$5,055	$4,594	10%	$51,686	$47,276	9%
• Retail Agencies Gross Premium Produced [1,2] *	$3,894	$4,044	(4)%	$46,249	$53,032	(13)%
• Retail Agencies Group Revenues [2] *	$607	$728	(17)%	$7,323	$8,367	(12)%
• Company Revenues*	$5,507	$5,128	7%	$56,736	$53,070	7%
• Company Pre-Tax Income before stock option*	$(116)	$(465)	125%	$2,241	$(976)	330%
• Company Pre-Tax Income*	$(145)	$(475)	130%	$1,961	$(1,028)	290%

[1]	Gross Premiums Produced is a non-GAAP financial metric used as the primary measure of the underlying growth of the company’s revenue stream.

[2]	Before intercompany eliminations

*	Current year financial data includes agency acquisitions that may not be included in prior year data
To follow your stock, we suggest you go to http://finance.yahoo.com, symbol ASAM.OB. As always, we appreciate your continued support and interest in AssuranceAmerica Corporation.
With best wishes for a Happy Thanksgiving,
Sincerely,

/s/ Guy W. Millner	/s/ Joseph J. Skruck

Guy W. Millner Chairman and Chief Executive Officer	Joseph J. Skruck President and Chief Operating Officer
This document is for informational purposes only and not intended for general distribution. It does not constitute an offer to sell, or a solicitation of an offer to buy securities in
AssuranceAmerica Corporation. This document includes statements that may constitute
“forward-looking” statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.